EXHIBIT 23.2

                          CONSENT OF STEGMAN & COMPANY
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                                                                   Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Essex Corporation on Form S-8 (the "Registration Statement") of our report dated February 23, 2004, on our audits of the consolidated financial statements of Essex Corporation as of December 28, 2003 and December 29, 2002 and the related statements of operations, changes in shareholders' equity and cash flows for the fiscal years ended December 28, 2003, December 29, 2002 and December 30, 2001, which report appears in the Essex Corporation 2003 Annual Report on Form 10-K.


                                                     /s/ Stegman & Company
                                                     Stegman & Company

Baltimore, Maryland
September 23, 2004